UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2013

ATKORE INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
16100 South Lathrop Avenue
Harvey, Illinois 60426
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (708) 339-1610
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On September 23, 2013, Atkore International Inc. (“Atkore International”), a subsidiary of Atkore International Holdings Inc. (“Atkore" or the "Company”), completed its previously announced sale of the totality of the shares of Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda. (the “Subsidiary”). Pursuant to the terms and conditions of the Share Purchase Agreement, dated August 26, 2013, as amended on September 23, 2013 (the “Agreement”), by and among Atkore, the Subsidiary, Panatlântica S.A. (“Buyer”) and Allied Switzerland GmbH (“Seller”), Seller sold to Buyer the totality of the shares of the Subsidiary for 98,700,000 Brazilian Reais (approximately $44,869,020 US Dollars based on the September 23, 2013 exchange rate) (the “Purchase Price”), subject to adjustment as provided in the Agreement. The first installment of the Purchase Price of 58,503,010.62 Brazilian Reais is payable on September 24, 2013, and the remainder of the Purchase Price will be paid in three equal installments on each of the nine, 12 and 18 month anniversaries of the closing. Banco Bradesco S.A. has provided a guarantee to underwrite the deferred installments of the Purchase Price.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(b)	The first paragraph of Item 2.01 above is incorporated by reference herein.
The unaudited pro forma condensed consolidated balance sheet of the Company as of June 28, 2013, the unaudited pro forma condensed consolidated statement of operations of the Company and its subsidiaries for the nine months ended June 28, 2013, the unaudited pro forma consolidated statement of operations for the fiscal year ended September 28, 2012, and the related notes are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet of the Company as of June 28, 2013 gives effect to the transaction as if it had occurred on June 28, 2013. The unaudited pro forma condensed consolidated statements of operations for the nine months ended June 28, 2013 and the unaudited pro forma consolidated statement of operations for the fiscal year ended September 28, 2012 give effect to the transaction as if it had occurred on October 1, 2011, the beginning of the fiscal year ended September 28, 2012. In order to derive the pro forma financial information, the historical results of the Company have been adjusted to eliminate the assets, liabilities and results of operations of the Subsidiary, which have historically been consolidated by the Company. Pro forma adjustments are described in the notes to the unaudited pro forma condensed financial statements.
The unaudited pro forma condensed financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ. The unaudited pro forma condensed financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the transaction been consummated as of the dates indicated or of the results that may be obtained in the future. The Company will account for the sale of the Subsidiary as a discontinued operation for all periods presented beginning with the fourth quarter of fiscal 2013.
The unaudited pro forma financial information should be read in conjunction with the Company's previously filed year end and interim financial statements and notes thereto, for the Subsidiary that appear elsewhere in this Form 8-K.

(d)	Exhibits.

Exhibit Number	Description

2.1*
Quota Purchase Agreement, dated as of August 26, 2013, by and among Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda., Panatlântica S.A., Allied Switzerland GmbH and Atkore International Inc.

2.2*
First Amendment, dated September 23, 2013, to Quota Purchase Agreement, dated as of August 26, 2013, by and among Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda., Panatlântica S.A., Allied Switzerland GmbH and Atkore International Inc.

99.1	Unaudited pro forma condensed consolidated financial statements of Atkore International.
99.2	New release, dated September 26, 2013.
*Atkore International undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2013	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Quota Purchase Agreement, dated as of August 26, 2013, by and among Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda., Panatlântica S.A., Allied Switzerland GmbH and Atkore International Inc.

2.2*
First Amendment, dated September 23, 2013, to Quota Purchase Agreement, dated as of August 26, 2013, by and among Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda., Panatlântica S.A., Allied Switzerland GmbH and Atkore International Inc.

99.1	Unaudited pro forma condensed consolidated financial statements of Atkore International.
99.2	News Release, dated September 26, 2013.

*Atkore International undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.